Exhibit 8.1

Subsidiaries of Registrant

Name: Wholly Owned Subsidiaries:		Place of Incorporation
1.	China Healthcare Investment Limited	British Virgin Islands
2.	China Distance Education Ltd.	Hong Kong
3.	China Healthcare Education Limited	Hong Kong
4.	Practice Enterprises Network China International Links Ltd.	Hong Kong
5.	Beijing Champion Distance Education Technology Co., Ltd.	PRC
6.	Beijing Champion Education Technology Co., Ltd.	PRC
7.	Beijing Champion Accounting Education Technology Co., Ltd.	PRC
8.	Beijing Zhongxi Champion Healthcare Education Technology Co., Ltd.	PRC
9.	Xiamen Zhongxi Champion Education Technology Co., Ltd.	PRC
10.	Shanghai Xidong Information Technology Co., Ltd.	PRC
11.	Jiangsu Champion Education Technology Co., Ltd.	PRC

Consolidated Controlled Companies:

1.	Beijing Zhengbao Yucai Education Technology Company Limited	PRC
2.	Nanjing Champion Vocational Training School	PRC
3.	Xiamen NetinNet Software Co., Ltd.	PRC
4.	Xiamen NetinNet Education Technology Co., Ltd.	PRC
5.	Xiamen NetinNet Finance Technology Co., Ltd.	PRC
6.	Yunqi Zhixin (Hangzhou) Technology Co., Ltd.	PRC
7.	Shanghai Huzheng Education Technology Co., Ltd.	PRC
8.	Beijing Chuang Qingchun Chuang Weilai Education Technology Co., Ltd.	PRC
9.	Guangdong Zhengbao Yucai Education Co., Ltd.	PRC
10.	JinMaLan (Tianjin) Business Start-up Services Co., Ltd.	PRC
11.	Beijing NetinNet Technology Co., Ltd.	PRC
12.	JinMaLan (Anqing) Business Start-up Services Co., Ltd.	PRC
13.	Nanchang Champion Vocational Training School	PRC
14.	Haimen Zhengbao Yucai Vocational Training School	PRC

Consolidated Affiliated Companies:

1.	Beijing Champion Hi-Tech Co., Ltd.	PRC
2.	Beijing Caikaowang Company Limited	PRC
3.	Beijing Champion Wangge Education Technology Co., Ltd.	PRC
4.	Beijing Champion Culture Development Co., Ltd.	PRC
5.	Beijing Haidian District Champion Training School	PRC
6.	Beijing Champion Healthcare Education Technology Co., Ltd.	PRC
7.	Beijing Champion International Education Technology Co., Ltd.	PRC
8.	Jiangsu Zhengbao Asset Financial Advisory Co., Ltd.	PRC
9.	Jiangsu Caishuibang Enterprise Management Co., Ltd.	PRC
10.	Beijing Ruida Chengtai Education Technology Co., Ltd.	PRC
11.	Shenzhen Ruida Chengtai Education Technology Co., Ltd.	PRC
12.	Guangzhou Ruida Chengtai Education Technology Co., Ltd.	PRC
13.	Hangzhou Ruitai Education Technology Co., Ltd.	PRC
14.	Nanjing Ruida Chengtai Education Technology Co., Ltd.	PRC
15.	Beijing Youbang Culture and Art Training School	PRC
16.	Hainan Ruida Chengtai Education Technology Co., Ltd.	PRC
17.	Jiangsu Champion Healthcare Education Technology Co., Ltd.	PRC
18.	Jiangsu Champion E&C Education Technology Co., Ltd.	PRC
19.	Jiangsu Champion Self-taught Education Technology Co., Ltd.	PRC
20.	Beijing Champion H&E Technology Co., Ltd.	PRC
21.	Beijing Champion E&C Education Technology Co., Ltd.	PRC
22.	Beijing Champion Self-taught Education Technology Co., Ltd.	PRC